Exhibit 99.1

TenFold Announces Q4 2003 and Year 2003 Financial Results

SALT LAKE CITY, Utah – February 12, 2004 – TenFold® Corporation (OTCBB: TENF), provider of the EnterpriseTenFold™ platform for building and implementing enterprise applications, today announced its financial results for the fourth quarter and year ended December 31, 2003.

For the fourth quarter, TenFold reported revenues of $4.2 million, operating profit of $861,000, net income of $922,000, and diluted earnings per share of $0.02. TenFold had cash balances of $12.2 million at December 31, 2003.

For calendar year 2003, revenues were $27.7 million, operating profit was $11.3 million, net income was $13.7 million, and diluted earnings per share were $0.29.

“2003 was an exceptionally important year for TenFold. We delivered our first profitable year in four years with four quarters of profitability. We released the next generation of our EnterpriseTenFold technology. We introduced Tsunami, an innovative technology that lets an interested applications developer discover via the Internet the power of TenFold technology. We continued to serve our customers well and introduced new customers to TenFold with small, proof-of-concept projects called VersionOnes. We capped the year bringing into TenFold an enthusiastic group of new shareholders who participated in a private placement that strengthened our balance sheet and improved liquidity,” said Dr. Nancy Harvey, TenFold’s President and CEO. “I’m enormously proud of our team and thankful to the customers and shareholders whose support and confidence in TenFold has made a difference for us.”

Q4 of 2003 was notable for a number of additional reasons:

•	TenFold strengthened its balance sheet by raising $10M in gross proceeds from a private placement of its common stock. (See TenFold press release dated December 22, 2003.)

•	TenFold strengthened its management team with Linda Valentine, who joined as a Senior Vice President of Operations after an impressive background with Motorola and other companies and Robert Kier as Vice President of Marketing. (See TenFold press releases dated December 18 and October 16, 2003.)

•	TenFold announced a short video at drilldown.10fold.com presenting the application built in a VersionOne project at Chugach Electric. (See TenFold press releases dated December 16 and November 25, 2003.)

•	TenFold announced that it resolved issues related to its remaining, legacy real estate obligations and the completion of its financial turnaround. (See TenFold press releases dated December 9 and October 27, 2003.)

•	TenFold announced a new service offering called RequirementsNow! for the rapid completion of important customer applications. (See TenFold press release dated November 17, 2003.)

•	TenFold announced and began shipping several exciting, important features in its EnterpriseTenFold product such as AutoDocument that automates the production of applications documentation and ShowMe which provides a WYSIWYG view of an under-development transaction. (See TenFold press releases dated November 11 and October 23, 2003.)

•	TenFold announced its presence at various public forums in successful speaking, publicity, and product demonstrations. (See TenFold press releases dated November 7, November 4, October 21, October 14, and October 9, 2003.)

•	TenFold announced the expansion of its VAR distribution channel via an agreement with Protech Computer Services. (See TenFold press release dated October 29, 2003.)

•	TenFold announced the first production application developed using its Tsunami technology. (See TenFold press release dated October 15, 2003.)

•	TenFold announced the availability of a White Paper describing its EnterpriseTenFold platform and the TenFold patents underlying that platform. (See TenFold press release dated October 8, 2003.)

About TenFold

TenFold (OTC Bulletin Board: TENF.OB) licenses its patented technology for applications development, EnterpriseTenFold™, to organizations that face the daunting task of replacing obsolete applications or building complex applications systems. Unlike traditional approaches, where business and technology requirements create difficult IT bottlenecks, EnterpriseTenFold technology lets a small team of business people and IT professionals design, build, deploy, maintain, and upgrade new or replacement applications with extraordinary Speed, unparalleled applications Quality, and never-before-seen Power features. For more information, call (800) TENFOLD or visit www.10fold.com.

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This release contains forward-looking statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Forward-looking statements in this release include that EnterpriseTenFold technology lets a small team build, and maintain applications with extraordinary speed and quality and with limited demand on IT resources. Factors that could cause actual results regarding product and technology assertions to differ materially from those in forward-looking statements include inadequate training, incorrect installation, use of unsupported hardware and software versions or combinations thereof, and inadequate consultation with TenFold Support. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents filed by TenFold Corporation with the Securities and Exchange Commission, including but not limited to, the most recent reports on Forms 10-Q and 10-K.

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TenFold and EnterpriseTenFold are trademarks of TenFold Corporation. All other trademarks and registered trademarks are the property of their respective owners.

Press Contact:

Sally N. White

TenFold Corporation

801-619-8232

swhite@10fold.com

TENFOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$12,236	$3,838
Accounts receivable, (net of allowances for doubtful accounts of $0 and $296 respectively)	942	1,370
Unbilled accounts receivable, (net of allowances for doubtful accounts of $0 and $0 respectively)	58	31
Prepaid expenses and other assets	243	278
Income taxes receivable	—	17
Other assets, (net of allowances of $158 and $158 respectively)	10	2,120

Total current assets	13,489	7,654

Restricted cash	73	138
Property and equipment, net	855	1,467
Other assets	—	25

Total assets	$14,417	$9,284

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,127	$937
Income taxes payable	1,728	1,743
Accrued liabilities	5,416	6,436
Deferred revenue	7,586	20,328
Current installments of obligations under capital leases	—	3,012
Other current liabilities	—	2,028

Total current liabilities	15,857	34,484

Long-term liabilities:
Other long-term liabilities	—	25

Total long-term liabilities	—	25

Contingencies
Stockholders’ deficit:
Common stock, $0.001 par value:
Authorized: 120,000,000 shares
Issued and outstanding shares: 45,969,524 shares at December 31, 2003 and 37,382,080 shares at December 31, 2002	46	37
Additional paid-in capital	75,936	65,953
Deferred compensation	(43)	(89)
Accumulated deficit	(77,379)	(91,126)

Total stockholders’ deficit	(1,440)	(25,225)

Total liabilities and stockholders’ deficit	$14,417	$9,284

TENFOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues:
License	$192	$24	$248	$207
Subscription	—	5,121	10,431	15,548
Services and other	4,050	3,167	17,030	12,475

Total revenues	4,242	8,312	27,709	28,230

Operating expenses:
Cost of revenues	2,034	2,760	9,454	12,998
Sales and marketing	300	228	1,088	1,985
Research and development	712	938	3,471	6,229
General and administrative	335	1,221	3,046	7,803
Special charges	—	1,112	(673)	2,838

Total operating expenses	3,381	6,259	16,386	31,853

Income (loss) from operations	861	2,053	11,323	(3,623)

Total other income, net	76	2,232	2,456	1,938

Income (loss) before income taxes	937	4,285	13,779	(1,685)
Provision (benefit) for income taxes	15	(1)	32	(497)

Net income (loss)	$922	$4,286	$13,747	$(1,188)

Basic earnings (loss) per common share	$0.02	$0.11	$0.34	$(0.03)

Diluted earnings (loss) per common share	$0.02	$0.11	$0.29	$(0.03)

Weighted average common and common equivalent shares used to calculate earnings (loss) per share:
Basic	41,447	37,348	40,634	37,249

Diluted	51,391	37,478	47,623	37,249

COMPUTATION OF BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings (loss) per share (in thousands except, per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Numerator:
Net income (loss)	$922	$4,286	$13,747	$(1,188)

Numerator for basic earnings (loss) per share – net income (loss) available to common stockholders	$922	$4,286	$13,747	$(1,188)

Numerator for diluted earnings (loss) per share	$922	$4,286	$13,747	$(1,188)

Denominator:
Denominator for basic earnings (loss) per share - weighted-average shares	41,447	37,348	40,634	37,249

Employee stock options	9,944	130	6,989	—

Denominator for diluted earnings (loss) per share	51,391	37,478	47,623	37,249

Earnings (loss) per common share:
Basic earnings (loss) per common share	$0.02	$0.11	$0.34	$(0.03)

Diluted earnings (loss) per common share	$0.02	$0.11	$0.29	$(0.03)